UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

EMBECTA CORP.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41186	87-1583942
(Commission File Number)	(IRS Employer Identification No.)

300 Kimball Drive, Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 847-6880

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Separation-Related Agreements

On April 1, 2022, Embecta Corp. (“Embecta”) entered into several agreements with Becton, Dickinson and Company (“BD”) in connection with the separation of BD’s diabetes care business (the “Separation”) through the distribution of 100% of the outstanding shares of common stock, par value $0.01 per share, of Embecta to BD’s stockholders of record as of the close of business on March 22, 2022 (the “Distribution”). The Distribution was effective at 12:01 a.m., Eastern Time, on April 1, 2022 (the “Effective Time”). As a result of the Distribution, Embecta is now an independent public company and its common stock is listed under the symbol “EMBC” on the Nasdaq Global Select Market.

The agreements between Embecta and BD govern the relationship of the parties following the Separation and the Distribution, and include the following:

•	Separation and Distribution Agreement;

•	Transition Services Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement;

•	Intellectual Property Matters Agreement;

•	Contract Manufacturing Agreements;

•	Cannula Supply Agreement;

•	Lease Agreement for Holdrege, Nebraska;

•	Logistics Services Agreement; and

•	Distribution Agreements.

A summary of certain material terms of the agreements can be found in the section entitled “Certain Relationships and Related Party Transactions — Agreements with BD” in Embecta’s Information Statement dated February 11, 2022 (the “Information Statement”), which was included as Exhibit 99.1 to Embecta’s Current Report on 8-K filed with the Securities and Exchange Commission on February 11, 2022. This summary is incorporated by reference into this Item 1.01.

The foregoing summary of the separation-related agreements is qualified in its entirety by reference to the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters

Agreement, Intellectual Property Matters Agreement, Contract Manufacturing Agreements, Cannula Supply Agreement, Lease Agreement, Logistics Services Agreement and Distribution Agreements, which are included with this report as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and each of which is incorporated herein by reference.

Debt Arrangements

Credit Agreement

On March 31, 2022, Embecta entered into a credit agreement (the “Credit Agreement”), as borrower, with the lenders and other parties from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and an L/C issuer, which provides for (a) a $500.0 million revolving credit facility (the “Revolving Credit Facility”) and (b) a $950.0 million term loan B facility (the “Term Facility”).

The proceeds under the Revolving Credit Facility may be used for working capital and other general corporate purposes, including the financing of restricted payments, permitted acquisitions and other permitted investments, and for any other purpose not prohibited by the Credit Agreement. The borrowings under the Term Facility were used to fund, in part, a special payment to BD in connection with the Distribution, to pay fees and expenses related to the Separation, Distribution and related transactions and for general corporate purposes. The Revolving Credit Facility will mature on the date that is five years after the closing date thereof, and the Term Facility will mature on the date that is seven years after the closing date thereof.

Borrowings under the Revolving Credit Facility bear interest, at Embecta’s option, initially at an annual rate equal to (a) in the case of loans denominated in U.S, Dollars (i) the adjusted secured overnight financing rate (“SOFR”) or (ii) the alternate base rate or (b) in the case of loans denominated in Euros, the EURIBOR rate, in each case plus an applicable margin specified in the Credit Agreement. Borrowings under the Term Facility bear interest, at Embecta’s option, initially at an annual rate equal to (a) adjusted SOFR or (b) the alternate base rate, in each case plus an applicable margin specified in the Credit Agreement.

Prior to the Distribution, Embecta’s obligations under the Credit Agreement were guaranteed by BD on an unsecured, unsubordinated basis. From and after the completion of the Distribution, Embecta’s obligations are guaranteed by Embecta’s existing and subsequently acquired wholly owned domestic subsidiaries, subject to certain exceptions, and are secured by a first priority lien on substantially all of the assets of Embecta and the subsidiary guarantors, subject to permitted liens and certain other exceptions. Upon the completion of the Distribution, BD was released from all obligations under the Credit Agreement.

Embecta is permitted to make voluntary prepayments of loans under the Credit Agreement at any time without payment of a premium or penalty, subject to certain exceptions, and Embecta is required to make certain mandatory prepayments of outstanding indebtedness under the Credit Agreement in certain circumstances. Loans under the Term Facility amortize in quarterly installments equal to 0.25% of the initial principal amount thereof, with the remaining balance payable on the maturity date thereof.

The Credit Agreement contains customary affirmative and negative covenants, including, among others, covenants relating to delivery of financial and other information; compliance with laws; maintenance of property, existence, insurance, books and records and public ratings; use of proceeds; inspection rights; obligation to provide collateral for newly acquired property and guarantees by certain new subsidiaries; and limitations with respect to indebtedness, liens, acquisitions and other investments, fundamental changes, restrictive agreements, dividends and redemptions or repurchases of stock, prepayments of certain subordinated indebtedness, dispositions of assets and transactions with affiliates, in each case subject to certain exceptions. In addition, the Credit Agreement requires that Embecta maintain a first lien net leverage ratio not to exceed 4.75 to 1.00, measured as of the last day of each fiscal quarter beginning with the first full fiscal quarter after the closing of the Credit Agreement.

The Credit Agreement also contains customary events of default, including, among others, material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or default under certain other indebtedness in excess of a threshold amount, and certain events of bankruptcy and insolvency.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is included with this report as Exhibit 10.10 and is incorporated herein by reference.

6.750% Senior Secured Notes due 2030

On March 31, 2022, Embecta entered into an Indenture (as supplemented by the First Supplemental Indenture, dated April 1, 2022 (the “Supplemental Indenture”), the “Indenture”), by and between Embecta and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent, pursuant to which Embecta issued $200.0 million of 6.750% senior secured notes due 2030 (the “6.750% Notes”). The 6.750% Notes were issued by Embecta to BD as part of the consideration for assets transferred by BD to Embecta in connection with the Separation. BD then transferred the 6.750% Notes to Morgan Stanley & Co. LLC (“Morgan Stanley”) in exchange for certain notes of BD that were purchased by Morgan Stanley pursuant to a tender offer. Morgan Stanley then sold the 6.750% Notes to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The 6.750% Notes will mature on February 15, 2030. The 6.750% Notes bear interest at a rate of 6.750% per annum, with interest payable, in cash, semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2022.

The 6.750% Notes are not redeemable until after February 15, 2027, subject to certain limited exceptions. After February 15, 2027, the 6.750% Notes will be redeemable at Embecta’s option in a customary manner and at the prices set forth therein.

Prior to the completion of the Distribution, the 6.750% Notes were unsecured, unsubordinated obligations of Embecta and guaranteed on an unsecured, unsubordinated basis solely by BD, which guarantee was automatically and unconditionally terminated and released upon the completion of the Distribution. From and after the completion of the Distribution, the 6.750% Notes are, jointly and severally, guaranteed by certain of Embecta’s existing and future direct or indirect wholly owned domestic restricted subsidiaries (subject to certain exceptions).

From and after the completion of the Distribution, the 6.750% Notes and related guarantees are secured by a first priority lien on substantially all of the assets of Embecta and its subsidiary guarantors (subject to permitted liens and certain other exceptions), equally and ratably with all existing and future first lien obligations of Embecta and the subsidiary guarantors.

The 6.750% Notes contain customary affirmative and negative covenants, including among others, limitations on the incurrence of indebtedness, restricted payments, liens, restrictions on distributions from subsidiaries, sales of assets and subsidiary stock, affiliate transactions and certain mergers and consolidations.

The 6.750% Notes are subject to customary events of default for financings of this type, including, among others, non-payment of principal, interest or premium, failure to comply with certain covenants and certain bankruptcy or insolvency events.

The Indenture, Supplemental Indenture and form of 6.750% Note are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Indenture, Supplemental Indenture and form of 6.750% Note are qualified in their entirety by reference to the full text of such documents.

Supplemental Indenture

On April 1, 2022, Embecta and certain subsidiary guarantors party thereto entered into a supplemental indenture (the “5.000% Notes Supplemental Indenture”) to that certain Indenture, dated as of February 10, 2022 (the “5.000% Notes Indenture”), by and between Embecta Corp. and U.S. Trust Company, National Association, as trustee and as notes collateral agent. Pursuant to the terms of the 5.000% Notes Supplemental Indenture, the subsidiaries of Embecta parties thereto became guarantors of Embecta’s 5.000% Senior Secured Notes due 2030, as required by the 5.000% Notes Indenture. The 5.000% Supplemental Indenture is attached as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officers

In connection with the Distribution, as of the Effective Time, the following individuals became executive officers of Embecta as set forth in the table below:

Devdatt Kurdikar	President and Chief Executive Officer

Jacob Elguicze	Senior Vice President and Chief Financial Officer

Brian Capone	Vice President, Chief Accounting Officer and Corporate Controller

Shaun Curtis	Senior Vice President, Global Manufacturing and Supply Chain

Ajay Kumar	Senior Vice President and Chief Human Resources Officer

Jeff Mann	Senior Vice President, General Counsel, Head of Corporate Development, and Corporate Secretary

Biographical information for Embecta’s executive officers can be found in the Information Statement under the section entitled “Management.” Compensation information for Embecta’s named executive officers can be found in the Information Statement under the section entitled “Compensation Discussion and Analysis.” These sections are incorporated by reference into this Item 5.02.

Resignation and Appointment of Directors

On March 20, 2022, the Board of Directors of Embecta (the “Board”) expanded its size from three directors to four directors. Robert J. Hombach was appointed as a director of Embecta on March 20, 2022. On March 31, 2022, the Board further expanded its size from four directors to nine directors, effective immediately prior to the Effective Time. Each of Devdatt Kurdikar, David F. Melcher, David J. Albritton, Carrie L. Anderson, Robert J. Hombach, Milton M. Morris, Claire Pomeroy, Karen N. Prange and Christopher R. Reidy was appointed as a director of Embecta as of immediately prior to the Effective Time, and Gary DeFazio, Joseph LaSala and Stephanie Kelly, who had been serving as members of the Board as of immediately prior to the Effective Time, ceased to be directors of Embecta. Robert J. Hombach remained on the Board as of immediately following the Distribution.

Biographical and compensation information for each of the directors can be found in the Information Statement under the section entitled “Directors—Board of Directors Following the Distribution” and “Director Compensation,” which are incorporated by reference into this Item 5.02.

As of immediately prior to the Effective Time:

•

Karen N. Prange and Carrie L. Anderson were appointed to serve as members of the Audit committee of the Board. Mr. Hombach had already been appointed to serve as a member and chair of the Audit Committee of the Board and will continue to serve in that capacity;

•

Claire Pomeroy was appointed to serve as a member and chair of the Corporate Governance and Nominating Committee. Carrie L. Anderson and David J. Albritton were appointed to serve as members of the Corporate Governance and Nominating Committee;

•

Karen N. Prange, was appointed to serve as a member and chair of the Compensation and Management Development Committee. Robert J. Hombach and Milton M. Morris were appointed to serve as members of the Compensation and Management Development Committee;

•

Christopher R. Reidy, was appointed to serve as a member and chair of the Technology Committee. Claire Pomeroy, David J. Albritton and Milton M. Morris were appointed to serve as members of the Technology Committee; and

•	David F. Melcher was appointed non-executive Chairman of the Board.

Adoption of Governance Guidelines and Code of Conduct

In connection with the Separation and Distribution, on February 2, 2022, the Board adopted or approved (and as applicable, shareholder approval was obtained for) the following governance charters:

•	Audit Committee Charter

•	Compensation and Management Development Committee Charter

•	Corporate Governance and Nominating Committee Charter

•	Technology Committee Charter

A summary of certain material features of these arrangements can be found in the section entitled “Directors—Committees of the Board of Directors” in the Information Statement, which summaries are incorporated by reference into this Item 5.02. This description is qualified in its entirety by reference to the full text of the Audit Committee Charter, Compensation and Management Development Committee Charter, Corporate Governance and Nominating Committee Charter and Technology Committee Charter, which are attached hereto as Exhibits 10.11, 10.12, 10.13, and 10.14 and are incorporated herein by reference.

Adoption of Compensation Plans

In connection with the Separation and the Distribution, Embecta adopted the following compensation plans effective as of the Effective Time. Embecta’s named executive officers are or may become eligible to participate in these compensation plans.

•	Embecta 2022 Employee and Director Equity Based Compensation Plan;

•	Embecta Corp. Executive Severance and Change in Control Plan; and

•	Embecta Deferred Compensation Plan.

Summaries of certain material features of these plans can be found in the sections entitled “Compensation Discussion and Analysis,” “Compensation of Named Executive Officers” and “Embecta 2022 Employee and Director Equity Based Compensation Plan” in the Information Statement, which summaries are incorporated herein by reference. The foregoing descriptions of these plans set forth under this Item 5.02 are not complete and are subject to, and qualified in their entirety by reference to, the full text of the plans, which are attached hereto as Exhibits 10.15, 10.16 and 10.17 and are incorporated herein by reference

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of 11:59 p.m. Eastern Time on March 31, 2022, Embecta amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and its Bylaws (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Information Statement under the section entitled “Description of Embecta’s Capital Stock,” which description is incorporated by reference into this Item 5.03. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 5.05     Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Distribution, the Board adopted a Code of Conduct effective as of immediately prior to the Effective Time. A copy of Embecta’s Code of Conduct is available on Embecta’s website at www.embecta.com.

Item 8.01     Other Events

On April 1, 2022, Embecta issued a press release announcing the completion of the Distribution and the start of Embecta’s operations as an independent public company. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Separation and Distribution Agreement, dated as of March 31, 2022, by and between Embecta and BD*

3.1	Amended and Restated Certificate of Incorporation of Embecta

3.2	Amended and Restated Bylaws of Embecta

4.1	Indenture, dated as of March 31, 2022, by and between Embecta Corp. and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent

4.2	First Supplemental Indenture, dated as of April 1, 2022, to the Indenture dated as of March 31, 2022, by and between Embecta Corp. and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent

4.3	Form of 6.750% Senior Secured Note due February 15, 2030 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto)

4.4	First Supplemental Indenture, dated as of April 1, 2022, to the Indenture dated as of February 10, 2022, by and between Embecta Corp. and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent (filed as Exhibit 4.1 to the February 11, 2022 Form 8-K and incorporated by reference herein).

10.1	Transition Services Agreement, dated as of March 31, 2022, by and between BD and Embecta*

10.2	Tax Matters Agreement, dated as of March 31, 2022, by and between BD and Embecta*

10.3	Employee Matters Agreement, dated as of March 31, 2022, by and between BD and Embecta*

10.4	Intellectual Property Matters Agreement, dated as of March 31, 2022, by and between BD and Embecta*+

10.5	Form of Contract Manufacturing Agreement, dated as of March 31, 2022, by and between BD and Embecta*

10.6	Cannula Supply Agreement, dated as of March 31, 2022, by and between BD and Embecta*+

10.7	Lease Agreement, dated as of March 31, 2022, by and between BD and Embecta*+

10.8	Logistics Services Agreement, dated as of January 1, 2022, by and between BD and Embecta*

10.9	Form of Distribution Agreement, dated as of March 31, 2022, by and between BD and Embecta*

10.10	Credit Agreement, dated as of March 31, 2022, by and among Embecta Corp., the lenders and other parties from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and an L/C issuer*

10.11	Audit Committee Charter

10.12	Compensation and Management Development Committee Charter

10.13	Corporate Governance and Nominating Committee Charter

10.14	Technology Committee Charter

10.15	Embecta 2022 Employee and Director Equity Based Compensation Plan

10.16	Embecta Corp. Executive Severance and Change in Control Plan

10.17	Embecta Deferred Compensation Plan

99.1	Information Statement of Embecta, dated February 11, 2022 (incorporated herein by reference to Exhibit 99.1 to Embecta’s Form 8-K, filed February 11, 2022)

99.2	Press release of Embecta, dated April 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Embecta agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

+	Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2022	EMBECTA CORP.

	By:	/s/ Jacob Elguicze
Jacob Elguicze
Chief Financial Officer